SecurityExchangeName

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2022

MONOPAR THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39070	32-0463781
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Skokie Blvd., Suite 350, Wilmette, IL 60091	60091
(Address of principal executive offices)	(Zip Code)

(847) 388-0349

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MNPR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On April 20, 2022, Monopar Therapeutics Inc. (“Monopar” or the “Company”) entered into a Capital on DemandTM Sales Agreement (the “Agreement”) with JonesTrading Institutional Services LLC (“JonesTrading” or the “Agent”), pursuant to which Monopar may offer and sell, from time to time, through or to JonesTrading, as sales agent or principal, shares of Common Stock, par value $0.001 per share (the “Shares”). On April 20, 2022, the Company filed a prospectus supplement relating to the offer and sale of Shares from time to time pursuant to the Agreement up to an aggregate amount of $4,870,000.

The offer and sale of the Shares will be made pursuant to a shelf registration statement on Form S-3 and the related prospectus (File No. 333-235791) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 3, 2020 and declared effective by the SEC on January 13, 2020, as supplemented by a prospectus supplement dated April 20, 2022 and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of the Company’s Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Monopar is not obligated to sell any Shares under the Agreement. Upon delivery of a placement notice by Monopar and subject to the terms and conditions of the Agreement and such placement notice, JonesTrading may sell the Shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act and will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq Capital Market, to sell the Shares from time to time.

The offering of Shares pursuant to the Agreement will terminate upon the earlier of (a) the sale of all of the Shares subject to the Sales Agreement or (b) the termination of the Sales Agreement by JonesTrading or the Company, as permitted therein.

The Company has agreed to pay JonesTrading commissions for its services in acting as agent in the sale of the Shares in the amount of up to 3% of gross proceeds from the sale of the Shares pursuant to the Agreement. The Company has also agreed to provide JonesTrading with customary indemnification and contribution rights, in connection with entering into the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The opinion of the Company’s counsel regarding the validity of the Shares that may be issued pursuant to the Agreement is also filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
1.1	Capital on DemandTM Sales Agreement, dated April 20, 2022, by and between Monopar Therapeutics Inc. and JonesTrading Institutional Services LLC
5.1	Opinion of Baker & Hostetler LLP
23.1	Consent of Baker & Hostetler LLP (contained in Exhibit 5.1)

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monopar Therapeutics Inc.

Date: April 20, 2022	By:	/s/ Kim R. Tsuchimoto
	Name:	Kim R. Tsuchimoto
	Title:	Chief Financial Officer, Secretary and Treasurer

3